UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2016

Akoustis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-193467	33-1229046
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

9805 Northcross Center Court, Suite H

Huntersville, NC 28078

(Address of principal executive offices, including zip code)

704-997-5735

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 27, 2016, Akoustis Technologies, Inc. (the “Company”) held a closing (the “December Closing”) of a private placement offering (the “Offering”), in which the Company received subscription agreements for 411,000 shares of its common stock, par value $0.001 per share (the “Common Stock”), at a fixed purchase price of $5.00 per share (the “Offering Price”). Aggregate gross proceeds before deducting expenses of the Offering are expected to be $2,055,000. As previously reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 25, 2016 (the “November 8-K”), the Company previously sold 322,000 shares of Common Stock in the Offering, bringing the total number of shares of Common Stock subscribed for in the Offering to 733,000 shares, for aggregate gross proceeds before expenses of $3,665,000. The Offering was exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the safe harbor provided by Rule 506(b) of Regulation D.

In connection with the December Closing, the Company agreed to pay a placement agent, a registered U.S. broker-dealer (the “Placement Agent”), cash commissions not to exceed 10% of the gross proceeds raised from investors first contacted by the Placement Agent in the Offering. In addition, the Company agreed to pay the Placement Agent warrant commissions to purchase a number of shares of Common Stock equal to 10% of the number of shares of Common Stock sold to investors first contacted by the Placement Agent in the Offering. The warrants have a term of five years and an exercise price of $5.00 per share. As a result of the foregoing, the Placement Agent was paid an aggregate cash commission of $194,500, subject to adjustment in certain limited circumstances, and will be issued warrants to purchase an aggregate of 38,900 shares of Common Stock. The Company is also required to reimburse the Placement Agent approximately $13,440 of legal and other expenses incurred in connection with the Offering.

The investors who purchased shares of Common Stock at the December Closing purchased such shares pursuant to a Subscription Agreement on the same terms and conditions described in the November 8-K. Such investors also became a party to the Registration Rights Agreement described in the November 8-K. For a description of the terms and conditions of the Subscription Agreement and the Registration Rights Agreement, see “Item 1.01 Entry into a Material Definitive Agreement” in the November 8-K. The description of the terms and conditions of the Subscription Agreement and the description of the Registration Rights Agreement in the November 8-K are specifically incorporated herein by reference.

The Company amended the Registration Rights Agreement, effective December 15, 2016, to reflect that, as of December 15, 2016, the Company became a Delaware corporation. A copy of the amendment is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth under Item 1.01 above is incorporated herein by reference.

This Current Report on Form 8-K is filed in accordance with Securities Act Rule 135c and is neither an offer to sell any securities, nor a solicitation of an offer to buy any securities, nor will there be any offer or sale of any securities in any state or jurisdiction absent registration or compliance with an applicable exemption from registration requirements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Registration Rights Agreement by and among the Company and the investors in the Offering (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 25, 2016)

10.2	Amendment No. 1 to Registration Rights Agreement by and among the Company and the investors in the Offering

10.3	Form of Placement Agent Warrant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AKOUSTIS TECHNOLOGIES, INC.

By:	/s/ Jeffrey B. Shealy
Name: Jeffrey B. Shealy
Title: Chief Executive Officer

Date:  December 28, 2016

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Registration Rights Agreement by and among the Company and the investors in the Offering (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on November 25, 2016)

10.2	Amendment No. 1 to Registration Rights Agreement by and among the Company and the investors in the Offering

10.3	Form of Placement Agent Warrant